Exhibit(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 17, 2015, relating to the financial statements and financial highlights which appears in the October 31, 2015 Annual Report to Shareholders of the TIAA-CREF Enhanced Large-Cap Growth Index Fund, TIAA-CREF Enhanced Large-Cap Value Index Fund, TIAA-CREF Growth & Income Fund, TIAA-CREF Large-Cap Growth Fund, TIAA-CREF Large-Cap Value Fund, TIAA-CREF Mid-Cap Growth Fund, TIAA-CREF Mid-Cap Value Fund, TIAA-CREF Small-Cap Equity Fund, TIAA-CREF Social Choice Equity Fund, TIAA-CREF Social Choice Low Carbon Equity Fund, TIAA-CREF Emerging Markets Equity Fund, TIAA-CREF Enhanced International Equity Index Fund, TIAA-CREF Global Natural Resources Fund, TIAA-CREF International Equity Fund, TIAA-CREF International Opportunities Fund, and the TIAA-CREF Social Choice International Equity Fund (constituting the TIAA-CREF Equity Funds), TIAA-CREF Equity Index Fund, TIAA-CREF Large-Cap Growth Index Fund, TIAA-CREF Large-Cap Value Index Fund, TIAA-CREF S&P 500 Index Fund, TIAA-CREF Small-Cap Blend Index Fund, TIAA-CREF Emerging Markets Equity Index Fund, and the TIAA-CREF International Equity Index Fund (constituting the TIAA-CREF Equity Index Funds) and the TIAA-CREF Emerging Markets Debt Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Experts”, and “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

Baltimore, MD

February 24, 2016

              PricewaterhouseCoopers LLP, 100 East Pratt Street, Suite 1900, Baltimore, MD 21202

              T: (410) 783 7600, F: (410) 783 7680, www.pwc.com/us